Vitran Closes $132 Million Pjax Acquisition, Adding Key East Coast Coverage to Growing U.S. Freight Network
Management to Host Live Conference Call and Webcast to Discuss Transaction
TORONTO, ONTARIO AND PITTSBURGH, PENNSYLVANIA, Oct 02, 2006 (MARKET WIRE via COMTEX News Network) — Vitran Corporation Inc. (NASDAQ: VTNC)(TSX: VTN), a North American transportation and logistics firm, today announced the purchase of PJAX Freight System (www.pjax.com), a regional LTL (less-than-truckload) freight carrier headquartered in Pittsburgh, PA. The purchase price consideration of approximately $132 million for PJAX consisted of $80.3 million in cash, $26.5 million of assumed debt, $13.2 million in Vitran stock and holdbacks totaling $12 million payable over the next 365 days.
“We are delighted to introduce PJAX as the newest region in Vitran’s North American LTL freight network. Following two successful acquisitions over the past 16 months — Chris Truck Line and Sierra West Express — we have continued to focus on further extending our geographical footprint,” stated Vitran President and Chief Executive Officer Rick Gaetz. “PJAX adds NJ, PA, DE, MD, WV and VA to our coverage area, with some overlap in our current region. This important acquisition expands our reach into the all-important Atlantic Coast as we continue to press forward with our goal of complete LTL coverage throughout both Canada and the United States, and a strong cross-border business to complement country-wide coverage on both sides of the border.”
PJAX operates from 22 terminals, 13 of which are owned and were acquired in conjunction with the transaction.
“We are pleased to welcome the entire PJAX organization into the Vitran family. As with our other recent acquisitions, we will be systematically cross-selling our premium regional, inter-regional and cross-border services to their valued customers and adding PJAX’s six additional states to our freight network,” Mr. Gaetz added.
For the trailing 12 months ended September 30, 2006, PJAX Freight achieved estimated revenues of $175.0 million and normalized EBITDA of $23.1 million. The transaction is expected to be accretive to Vitran’s financial results by $0.22 per share over the coming 12 months (beginning with Q4 ‘06).
In conjunction with the transaction, Vitran expanded its syndicated credit facility to $160 million, consisting of an $80 million term facility, a $60 million revolving facility and an additional $20 million acquisition revolver. Joining The Bank of Nova Scotia and Laurentian Bank in the syndicate is JP Morgan Chase. Vitran estimates that it will have approximately $53.5 million of available credit following the payment of the initial holdback of $10 million.
Vitran management will host a conference call and webcast today at 11:00 am ET to further discuss the PJAX acquisition.

Call dial-in:
800/470-5906
Webcast/Webcast Archive: www.vitran.com (select “Investor Relations”)
Call Replay (3 days):
800/633-8284
Passcode:
21305741

About Vitran Corporation Inc.
Vitran Corporation Inc. is a North American group of transportation companies offering less-than-truckload, logistics, truckload, and freight brokerage services. To find out more about Vitran Corporation Inc. (NASDAQ:VTNC, TSX:VTN), visit the website at www.vitran.com.
Statements in the press release regarding management’s future expectations, beliefs, goals, plans, or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. For this purpose, any statements that are contained herein that are not statements or historical fact may be deemed to be forward-looking statements made pursuant to the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, the words “believes”, “anticipates”, “plans” “intends”, “will”, “should”, “expects”, “projects”, and similar expressions, and the negative thereof, are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual result, future circumstances or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, economic factors, demand for the Company’s services, fuel price fluctuations, the availability of employee drivers and independent contractors, risks associated with geographic expansion, capital requirements, claims exposure and insurance costs, competition, government regulation changes, environmental hazards and other risks detailed from time-to-time in the Company’s public disclosure documents or other filings with the Canadian and United States securities commissions or other securities regulatory bodies. The forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Contacts:
Vitran Corporation Inc.
Richard Gaetz
President/CEO
(416) 596-7664

Vitran Corporation Inc.
Sean Washchuk
VP Finance/CFO
(416) 596-7664
Website: www.vitran.com

Jaffoni & Collins Incorporated
Robert Rinderman
(212) 835-8500

Jaffoni & Collins Incorporated
Steven Hecht
(212) 835-8500
Email: VTNC@jcir.com

SOURCE: Vitran Corporation Inc.

http://www.vitran.com
mailto:VTNC@jcir.com